As filed with the Securities and Exchange Commission on April 18, 2013
Registration No. 333-186493

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________
U.S. CONCRETE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	76-0586680 (I.R.S. Employer Identification No.)

331 North Main Street
Euless, Texas 76039
(817) 835-4165
(Address of Principal Executive Offices, Including Zip Code)
____________________
U.S. CONCRETE, INC. DEFERRED COMPENSATION PLAN
(Full Title of the Plans)

Katherine I. Hargis, Esq.
U.S. Concrete, Inc.
331 North Main Street
Euless, Texas 76039
(817) 835-4165
(Name, Address and Telephone Number of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Deferred Compensation Obligations (1)	(2)	(3)	$20,000,000 (4)	$2,728

(1)
The Deferred Compensation Obligations are unsecured obligations of U.S. Concrete, Inc. to pay deferred compensation in the future in accordance with the terms of the U.S. Concrete, Inc. Deferred Compensation Plan.

(2)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also registers an indeterminate amount of plan interests.

(3)	Pursuant to Rule 457(h)(2) under the Securities Act, no separate fee is required to register plan interests.

(4)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
AND EXPLANATORY NOTE

U.S. Concrete, Inc. (the “Company” or the “Registrant”) is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register $20,000,000 of the Registrant’s deferred compensation obligations that may become payable under the U.S. Concrete, Inc. Deferred Compensation Plan (the “Plan”). The Company will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S‑8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registrant has not filed such document(s) with the Commission, but such documents shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant is including the Deferred Compensation Obligations (as defined below) in this Registration Statement because of the uncertainty as to whether the Deferred Compensation Obligations would or should be considered “securities,” or be subject to registration, under the Securities Act. The inclusion of the Deferred Compensation Obligations in this Registration Statement is not an admission by the Registrant that the Deferred Compensation Obligations are securities or are subject to the registration requirements of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Company with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:
(a)    The Registrant’s Annual Report on Form 10-K (File No. 001-34530), filed with the Commission on March 8, 2013, for the fiscal year ended December 31, 2012 pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).
(b)    The Registrant’s Current Reports on Form 8-K (File No. 001-34530), filed with the Commission on April 17, 2013 (Item 5.02); April 1, 2013 (Items 1.01, 2.03, 7.01 and 9.01); March 22, 2013 (Items 1.01, 2.03, 3.03 and 9.01); March 22, 2013 (Items 8.01 and 9.01); March 7, 2013 (Items 8.01 and 9.01); March 7, 2013 (Items 2.02 and 9.01); March 6, 2013 (Items 5.02 and 9.01); February 27, 2013 (Item 5.07); February 7, 2013 (Items 8.01 and 9.01); February 6, 2013 (Items 8.01 and 9.01); and January 1, 2013 (Items 5.03 and 9.01).
(c)    All other reports filed by the Registrant with the Commission since December 31, 2012, pursuant to Section 13(a) or 15(d) of the Exchange Act.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The securities to be offered under this Registration Statement represent unsecured obligations of the Registrant to pay to the participants in the Plan certain salary, bonus, and other compensation, the receipt of which the participants have elected to defer under the Plan (the “Deferred Compensation Obligations”). Each participant shall designate the manner in which the amounts allocated to his account will be deemed to be invested from among the investment funds and other securities designated from time to time by the Plan administrator. Amounts credited to a participant’s account are adjusted for earnings and/or losses. The Deferred Compensation Obligations are payable in the method and manner as elected by the participant, and if no election is made are payable in a lump-sum distribution at the time the participant is separated from service. There is no trading market for the Deferred Compensation Obligations.

The Deferred Compensation Obligations are unsecured general obligations of the Registrant and rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant. The Deferred Compensation Obligations are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance. Any attempt by any person to transfer or assign benefits under the Plan, other than a claim for benefits by a participant, his or her beneficiary, or an alternate payee under a qualified domestic relations order, will be null and void. The Deferred Compensation Obligations are not convertible into any other security of the Registrant.

The Registrant may establish a trust to hold amounts which the Registrant may contribute from time to time to correspond to some or all amounts credited to participants. To the extent the Registrant elects to establish a trust to provide a source of funds for the payment of Plan benefits, such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Internal Revenue Code (the “Code”). Furthermore, such trust shall be treated as a rabbi trust, the assets of which shall be subject to the claims of the Registrant’s creditors (including participants) and the establishment of which shall not cause a participant to realize current income on any amounts contributed thereto.

Participants are permitted under the terms of the Plan to defer receipt of (a) their base salary from the Registrant and (b) their bonuses. When a participant elects to defer a part of his or her salary and/or bonus, the participant may elect to defer a whole percent ranging between 1% and 75% of his or her salary and/or bonus for the relevant Plan year.

Participants may elect to defer compensation that is otherwise payable during a Plan year by executing a deferral agreement by the end of the year preceding the Plan year specified by the Registrant. Each participant who desires to defer bonus compensation must execute a deferral agreement by the end of the year preceding the Plan year during which such bonus is earned that is specified by the Registrant, except that if such bonus can be treated as performance based compensation within the meaning of Section 409A of the Code, the deferral agreement may be executed no later than six months prior to the end of the period during which such bonus is earned, provided the participant has performed services continuously from the later of the beginning of the performance period or the date the performance criteria are established through the date the participant executed the deferral agreement and provided further that the compensation has not yet become ‘readily ascertainable’ within the meaning of Section 409A of the Code. Furthermore, if any compensation qualifies as ‘fiscal year compensation’ within the meaning of Section 409A of the Code, the deferral agreement may be made not later than the end of the Registrant’s taxable year immediately preceding the first taxable year of the Registrant in which any services are performed for which such compensation is payable.

The Registrant will establish and maintain an account for each participant who elects to defer compensation and such account will be credited for each Plan year with the amount of elective deferrals of the participant.

A participant may request an early payment of the Deferred Compensation Obligations for the purpose of alleviating an immediate and unforseeable financial emergency, as determined pursuant to the Plan. Where a participant’s participation in the Plan is terminated, such termination shall in all cases be conducted in a manner consistent with the requirement of Section 409A of the Code. Furthermore, in the event Plan distributions are to be made upon the occurrence of an appropriate event, the Registrant shall make all such distributions in the manner and at such times as would be required to comply with the provisions of Section 409A of the Code.

The Registrant reserves the right to amend the Plan at any time, except that no amendment can directly or indirectly deprive any current or former participant or beneficiary of all or any portion of his Plan account which had accrued and vested prior to such amendment. The Registrant may terminate the Plan at any time and, upon termination, the amounts credited to a participant’s account will be paid in the manner specified by the Plan administrator.

The description above of the Deferred Compensation Obligations is qualified in its entirety by reference to the full text of the Plan, a complete copy of which is filed as Exhibit 4.17 to this Registration Statement.

Item 6.    Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the Delaware General Corporation Law provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the Delaware General Corporation Law provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

Section 145(k) of the Delaware General Corporation Law provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Amended and Restated Certificate of Incorporation
Article Seventh of the Company’s amended and restated certificate of incorporation provides that the Company’s directors shall not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Seventh does not eliminate or limit the liability of a director (1) for any breach of such director’s duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Furthermore, any repeal or modification of Article Seventh of the Company’s amended and restated certificate of incorporation by its stockholders shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director existing at the time of such repeal or modification.
Third Amended and Restated Bylaws
Article 6 of the Company’s third amended and restated bylaws provides that the Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may be subsequently amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Furthermore, the Company will advance expenses incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified. The rights of the directors and officers under Article 6 are not exclusive of any other rights they may have under any statute, provision of the certificate of incorporation, the bylaws, agreement, vote of stockholders or disinterested directors or otherwise. However, any indemnification payments will be reduced by the amount of similar such payments received by a director or officer from other sources.
Indemnification Agreements
The Company has entered or will enter into indemnification agreements with each of its directors and officers. The indemnification agreements do or shall provide for the indemnification of and the advancement of expenses to such director or officer to the fullest extent permitted by Delaware law. The rights of the directors and officers under the indemnification agreements are not exclusive of any other rights they may have under Delaware law, directors’ and officers’ liability insurance, the Company’s bylaws or otherwise. However, the indemnification agreements do prevent double payment. The indemnification agreements require that the Company maintain an insurance policy providing liability insurance for director and officers in effect during the entire period for which the Company is obligated to indemnify applicable directors or officers under the indemnification agreements.

In general, the disinterested directors of the Company have the authority to determine an indemnitee’s right to indemnification, but the indemnitee can require that independent legal counsel make this determination if a change in control or potential change in control has occurred.

The indemnification agreements require the Company (and any successor or assigns) to continue to indemnify directors and officers for either (i) ten years after the indemnitee ceases to be an officer or director or (ii) one year after the final termination of any proceeding (including any rights of appeal thereto) then pending in respect of which an indemnitee is granted rights of indemnification or advancement of expenses under an agreement and of any proceeding commenced by an indemnitee to litigate his right to indemnification.

D&O Liability Insurance

The Company maintains directors’ and officers’ liability insurance.

The above discussion of Section 145 of the Delaware General Corporation Law, the Company’s amended and restated certificate of incorporation and third amended and restated bylaws, the indemnification agreements and the Company’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is respectively qualified in its entirety by such statute and documents.

Item 8.    Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

3.2
Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

3.3
Certificate of Change of Registered Agent and/or Registered Office dated January 24, 2013 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-34530) dated January 29, 2013).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.2
Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.3
Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.4
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent(incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.5
Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.6
Credit Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., certain of U.S.Concrete’s domestic subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A.,as administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.7
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc.,subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.8
First Amendment to Intercreditor Agreement, dated March as of 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement) (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.9
Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.10
Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.11
First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.11 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (File No. 000-34530) filed with the Commission on November 9, 2010).

4.12
First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.12 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 (File No. 000-34530) filed with the Commission on November 9, 2010).

4.13
First First Amendment to Credit Agreement, dated as of November 3, 2011, by and among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-34530) filed with the Commission on November 4, 2011).

4.14
First Amendment to Loan and Security Agreement, dated as of March 28, 2013, by and among U.S. Concrete, Inc. and the other Borrowers named therein, the Guarantors named therein, the financial institutions party thereto as Lenders and Bank of America, N.A. as agent for the Lenders (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-34530) dated April 1, 2013).

4.15	Second Supplemental Indenture, dated as of March 22, 2013, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee

(incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.16
Indenture, dated March as of 22, 2013, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.17	U.S. Concrete, Inc. Deferred Compensation Plan, (incorporated by reference to Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K (File No. 001-34530) dated April 17, 2013).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included on the signature page of this registration statement).

Item 9.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2.    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Euless, State of Texas, on April 18, 2013.

U.S. CONCRETE, INC.

By: /s/ Wiliam J. Sandbrook
William J. Sandbrook
Director, President and
Chief Executive Officer

POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints William J. Sandbrook acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ William J. Sandbrook	Director, President and Chief Executive Officer (Principal Executive Officer)	April 18, 2013
William J. Sandbrook
/s/ William M. Brown	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	April 18, 2013
William M. Brown
/s/ Kevin R. Kohutek	Vice President and Corporate Controller (Principal Accounting Officer)	April 18, 2013
Kevin R. Kohutek
/s/ Eugene I. Davis	Director	April 18, 2013
Eugene I. Davis
/s/ Kurt M. Cellar	Director	April 18, 2013
Kurt M. Cellar
/s/ Michael D. Lundin	Director	April 18, 2013
Michael D. Lundin
/s/ Robert M. Rayner	Director	April 18, 2013
Robert M. Rayner
/s/ Colin M. Sutherland	Director	April 18, 2013
Colin M. Sutherland
/s/ Theodore P, Rossi	Director	April 18, 2013
Theodore P. Rossi

INDEX TO EXHIBITS

Exhibit
Number    Description

3.1
Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

3.2
Third Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 2 to the Company's Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

3.3
Certificate of Change of Registered Agent and/or Registered Office dated January 24, 2013 (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K (File No. 001-34530) dated January 29, 2013).

4.1	Form of common stock certificate (incorporated by reference to Exhibit 3 to the Company's Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.2
Indenture, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.3
Registration Rights Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., the Guarantors named therein and the Holders party thereto (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.4
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent(incorporated by reference to Exhibit 4.4 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.5
Form of Convertible Secured Note, included in Exhibit 4.2 (incorporated by reference to Exhibit 4.5 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.6
Credit Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., certain of U.S.Concrete's domestic subsidiaries as guarantors, the lenders party thereto and JPMorgan Chase Bank, N.A.,as administrative agent (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.7
Pledge and Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc.,subsidiaries named therein and JPMorgan Chase Bank, N.A., as administrative agent (incorporated by reference to Exhibit 10.2 to the Company's Current Report on Form 8-K (File No. 000-26025) filed with the Commission on September 2, 2010).

4.8
First Amendment to Intercreditor Agreement, dated March as of 22, 2013, by and among Bank of America, N.A., as successor in interest to JPMorgan Chase Bank, N.A., as administrative agent for the ABL Secured Parties (as defined in the Intercreditor Agreement), U.S. Bank National Association, as trustee and noteholder collateral agent for the Convertible Notes Parties (as defined therein), U.S. Bank, as trustee and noteholder collateral agent for the Senior Notes Secured Parties (as defined therein), U.S. Concrete, Inc. and each of the other Loan Parties (as defined in the Intercreditor Agreement) (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.9
Class A Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.10
Class B Warrant Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc., subsidiaries named therein, and U.S. Bank National Association, as noteholder collateral agent (incorporated by reference to Exhibit 4 to the Company's Registration Statement on Form 8-A (File No. 000-26025) filed with the Commission on August 31, 2010).

4.11
First Lien Patent Security Agreement, dated as of August 31, 2010, by and among U.S. Concrete, Inc. and San Diego Precast Concrete, Inc., as grantors, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.11 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010 (File No. 000-34530) filed with the Commission on November 9, 2010).

4.12
First Lien Trademark Security Agreement, dated as of August 31, 2010, by and between U.S. Concrete, Inc., as grantor, and U.S. Bank National Association, as trustee and noteholder collateral agent (incorporated by reference to Exhibit 4.12 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2010 (File No. 000-34530) filed with the Commission on November 9, 2010).

4.13
First First Amendment to Credit Agreement, dated as of November 3, 2011, by and among U.S. Concrete, Inc., the other Loan Parties party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the administrative agent (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-34530) filed with the Commission on November 4, 2011).

4.14
First Amendment to Loan and Security Agreement, dated as of March 28, 2013, by and among U.S. Concrete, Inc. and the other Borrowers named therein, the Guarantors named therein, the financial institutions party thereto as Lenders and Bank of America, N.A. as agent for the Lenders (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K (File No. 001-34530) dated April 1, 2013).

4.15
Second Supplemental Indenture, dated as of March 22, 2013, by and among U.S. Concrete, Inc., as issuer, the Guarantors party thereto and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.16
Indenture, dated March as of 22, 2013, by and among U.S. Concrete, Inc., the Guarantors named therein, and U.S. Bank National Association, as Trustee and Noteholder Collateral Agent (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K (File No. 001-34530) dated March 22, 2013).

4.17	U.S. Concrete, Inc. Deferred Compensation Plan, (incorporated by reference to Exhibits 10.1 and 10.2 to the Company's Current Report on Form 8-K (File No. 001-34530) dated April 17, 2013).

5.1	Opinion of Vinson & Elkins L.L.P.*

23.1	Consent of Grant Thornton LLP.*

23.2	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this Registration Statement).*

24.1	Power of Attorney (included on the signature page of this registration statement).*

*Filed herewith.